Exhibit 99.1
------------
                             UNITED-GUARDIAN REPORTS

                                YEAR-END EARNINGS

Hauppauge, NY, March 18, 2005 --- United-Guardian, Inc., (AMEX:UG) reported today that it had another excellent year, with sales and earnings equaling the record sales and earnings of last year. For the fiscal year ended December 31, 2004, sales were $11,123,475 versus $11,157,423 for FY-2003, and earnings were $2,475,058 ($.50 per share) versus $ 2,471,154 ($.50 per share) for FY-2003.

 "We are pleased to report another very profitable year, which would have been even stronger had some of our major customers not requested that we hold back some shipments until after the first of the year, presumably to keep their year-end inventories down" stated Ken Globus, President of United-Guardian. "As a result, sales for January and February were very strong, and, based on March sales to date, we believe our sales and earnings for the first quarter of this year to reach record levels, giving us an excellent start to FY-2005."

Mr. Globus stated further that, as a result of the company's continuing financial strength and strong earnings, during FY-2004 it was able to declare dividends totaling $.43 per share, almost a three-fold increase over the $.15 dividend declared in 2003.

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                     Contact: Robert S. Rubinger
                                                              (631) 273-0900


NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant's actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.


                           RESULTS FOR THE YEARS ENDED
                     DECEMBER 31, 2004 AND DECEMBER 31, 2003

                                                    FOR THE  YEAR ENDED
INCOME STATEMENT                          DECEMBER 31              DECEMBER 31
----------------                          -----------              -----------
                                              2004                     2003
                                            --------                 --------
Revenue                                   $11,123,475             $ 11,157,423
Costs and expenses                          7,661,067                7,515,856
                                            ---------                ---------
       Income from operations               3,462,408                3,641,567

Other income - Net                            220,991                  169,344
                                              -------                  -------
       Income before income taxes           3,683,399                3,810,911

Provision for Income Taxes                  1,208,341                1,339,757
                                            ---------                ---------
         NET INCOME                       $ 2,475,058               $2,471,154
                                          ===========                =========
   EARNINGS PER SHARE                    $        .50               $      .50
       (Basic and Diluted)                        ===                      ===



BALANCE SHEET                                           DECEMBER 31
-------------                                  2004                     2003
                                               ----                     ----

Current Assets                             $13,423,004              $12,997,928
Property, Plant & Equipment                    997,671                1,026,251
  (less accumulated depreciation)
Other Assets                                       700                      765
                                                   ---                      ---
        TOTAL ASSETS                     $  14,421,375            $  14,024,944
                                            ==========               ==========
Current Liabilities                          1,455,164              $ 1,398,426
Deferred Income Taxes                           10,000                   10,000
                                                ------                   ------
        TOTAL LIABILITIES                    1,465,164                1,408,426
                                             ---------                ---------
        TOTAL STOCKHOLDERS' EQUITY          12,956,211               12,616,518
                                            ----------               ----------
           TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY         $14,421,375              $14,024,944
                                           ===========              ===========